T. Rowe Price Goldman Sachs All Equity Access Fund N-2/A

Exhibit 99.(h)(1)

Master DISTRIBUTION AGENT AGREEMENT

THIS AGREEMENT is made as of August 17, 2026, by and between each fund listed on Appendix A (each, a “Fund,” and together, the “Funds”) separately and not jointly, and T. Rowe Price Investment Services, Inc., a Maryland corporation, with its principal office and place of business at 4515 Painters Mill Road, Owings Mills, Maryland 21117 (“Distributor”).

WHEREAS, each Fund is organized as a Delaware statutory trust and has been registered as a non-diversified closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and offers for sale to the public shares of beneficial interest (the “Shares”) issued by the applicable Fund, which Shares have been registered under the Securities Act of 1933, as amended (the “Act”), in accordance with the terms and conditions set forth in the prospectuses (each a “Prospectus” and collectively “Prospectuses”) and statements of additional information (each, a “Statement of Additional Information,” and collectively, the “Statements of Additional Information”) included in each Fund’s registration statement on Form N-2 (each, a “Registration Statement”), as such documents may be amended or supplemented from time to time;

WHEREAS, investments in each Fund will be made upon the terms and subject to the conditions set forth in that Fund’s Prospectus and Statement of Additional Information;

WHEREAS, each Fund desires to retain Distributor to advise, consult with, and assist each Fund with the public distribution of its Shares; and

WHEREAS, this Agreement sets forth the terms and conditions upon which Distributor will serve as the principal underwriter for each Fund.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

SECTION 1. OFFERING OF SHARES; DISTRIBUTOR’S DUTIES

(a)	Public Offering Activities

i.	The Distributor shall be authorized to sell, as agent for the Funds, Shares authorized for issuance and registered under the Act. Distributor may also sell Shares under offers of exchange between and among the investment companies for which T. Rowe Price Associates, Inc. (the “Investment Adviser”), or its affiliates, acts as an investment adviser (“Affiliated Funds”). Distributor may also purchase as principal such Shares for resale to the public. Such sale will be made by Distributor on behalf of the Funds by accepting unconditional orders to purchase the Shares placed with Distributor by investors or by selected dealers and such purchases will be made by Distributor only after acceptance by Distributor of such orders. The sales price to the public of such Shares shall be the Public Offering Price (as defined in Section 1(a)(ii)).

ii.	All Shares sold by the Distributor pursuant to this Section 1(a) of the Agreement shall be sold at the Public Offering Price. The Public Offering Price for all accepted subscriptions will be the net asset value per share, as determined in the manner provided in the Funds’ Prospectuses and Statements of Additional Information, as now in effect, or as they may be amended, next determined after the order is accepted by the Funds’ transfer agents. The Funds’ transfer agents will process orders submitted through financial intermediaries, such as registered investment advisers, broker-dealers and other intermediaries engaged by the Distributor (each a “Financial Intermediary” and collectively, “Financial Intermediaries”) for the sale of Shares at the Public Offering Price exclusive of any commission charged by such Financial Intermediary to their customer.

iii.	The Distributor may enter into selected selling agreements with Financial Intermediaries of its choice for the sale of Shares (the “Selling Agreements”). The form of such Selling Agreement shall be approved by the Fund (“Standard Selling Agreement”). In connection with any Selling Agreements, the Distributor shall not be obligated to make any payments to the Financial Intermediaries or other third parties, unless (i) the Distributor has received a payment from the Funds’ Distribution and Shareholder Services Plan adopted in compliance with Rule 12b-1 under the 1940 Act (“Plan”) and (ii) such Plan has been approved by the Fund’s Board.

iv.	For the avoidance of doubt, this Section 1(a) of the Agreement relates solely to the issuance and sale of Shares that are duly authorized, registered, and available for sale by the Funds, including redeemed or repurchased Shares if and to the extent that they may be legally sold.

(b)   The Distributor shall devote its best efforts to effect sales of Shares of the Funds, in compliance with Section 1(a) above, but shall not be required to raise any minimum amount of funds, in connection with its services hereunder.

(c)   The Distributor agrees to review all proposed advertising materials and sales literature for compliance with applicable laws and regulations, and, if required by law and/or regulation, shall file with appropriate regulators such advertising materials and sales literature.

(d)   This Agreement shall not be deemed to restrict or limit the ability of the Distributor and its affiliates to provide other services to the Funds or their affiliates or to receive compensation for such services.

(e) All subscriptions for Shares shall be made through Financial Intermediaries and/or directed to the Funds for acceptance and shall not be binding on the Funds until accepted by them. The Funds and Distributor shall have the right to accept or reject any subscription in accordance with the terms of its governing documents and their Prospectuses and Statements of Additional Information. The Funds shall give notice of such determination to the individual subscriber and any Financial Intermediary responsible for the subscription. No interest will be paid to subscribers on rejected subscriptions.

(f) The Distributor shall be held harmless and shall incur no liability whatsoever in the event that the purchase of Shares under any subscription is not consummated due to any action or omission of the subscriber, the Funds, the Financial Intermediaries, or any other reason other than the willful misfeasance, bad faith or gross negligence of the Distributor. The Distributor shall not have any obligation to purchase any of the Shares as principal under any circumstances.

(g) The activities that are conducted by Distributor with respect to the Funds shall be undertaken only in accordance with the terms and conditions set forth in the Prospectuses and Statements of Additional Information, applicable laws and regulations, and the terms of this Agreement. The Funds shall furnish copies of the Prospectuses and Statements of Additional Information to the Financial Intermediaries in reasonable quantities upon request.

(h) Distributor shall permit Financial Intermediaries to offer the Shares of each Fund only to investors in jurisdictions in which that Fund is permitted to offer its Shares, provided that the Fund or the Investment Adviser has provided Distributor in advance with a list of jurisdictions in which such offering may not be made.

(i) At all times during the public offering, the Distributor shall have the right to enter into agreements with one or more entities that control or are controlled by, or under common control with, the Distributor (“Foreign Affiliates”) to enable such Foreign Affiliates to engage in certain permitted distribution activities in order to effect the sale of the Funds’ Shares, in limited circumstances, from investors and Financial Intermediaries in countries outside the United States (“OUS Activities”), subject to the rules, regulations, and legal requirements applicable to the country in which the investor or Financial Intermediary is located. Any Foreign Affiliates authorized to engage in OUS Activities with respect to the Shares shall not be considered a third-party beneficiary of this Agreement. Without limiting the generality of the foregoing, the Distributor shall require any such Foreign Affiliate to comply with any limitations on the Distributor set out in this Agreement (except to the extent such limitations relate solely to the compliance with U.S. laws, rules, regulations, and legal requirements applicable to the conduct of the Distributor with respect to the offer and sale of Shares within the United States).

SECTION 2. COMPLIANCE WITH APPLICABLE SECURITIES LAWS

(a) In connection with their respective activities under this Agreement, Distributor and each Fund each agree that it will comply with the applicable requirements of (i) the Act, (ii) the 1940 Act, (iii) the Securities Exchange Act of 1934, as amended (the “1934 Act”) (including all regulations, rules and releases under all such statutes), (iv) the Blue Sky Laws of the state or jurisdiction in which such sale is made, and (v) with respect to Distributor, with all applicable rules and regulations of the Financial Industry Regulatory Authority (“FINRA”). The Distributor shall require the applicable Foreign Affiliate to agree that all OUS Activities shall duly conform in all respects with the laws of the applicable country in which sales of such Shares are accepted.

(b) Distributor acknowledges and agrees that it is not authorized to give any information or make any representation other than those contained in (i) the Prospectuses and Statements of Additional Information or (ii) any sales literature, performance reports, financial statements and other written materials provided by or on behalf of the Funds in connection with the sale of Shares (all such materials except the Prospectuses and Statements of Additional Information being collectively referred to as “Related Offering Materials”).

(c) The Funds shall prepare the Prospectuses and Statements of Additional Information. During the continuous offering, the Funds will deliver to the Distributor, without charge, at its principal place of business, as many copies of the foregoing documents as the Distributor may reasonably request.

(d) Each Fund shall extend to prospective investors an opportunity, prior to purchase of any Shares, to ask questions and receive answers concerning such Fund and the terms and conditions of the offering, and to obtain such additional information as the prospective investor may consider necessary in making an informed investment decision.

(e) The Distributor may rely upon advice given by the Funds and the Funds’ counsel, from time to time, as to the legality of, and any restrictions placed on, the offer or sale of Shares in jurisdictions where Shares are or may be offered. Subject to the foregoing and other provisions of this Agreement, the Distributor is responsible for complying with all applicable U.S. federal and state laws, rules and regulations directly applicable to the Distributor in connection with its services hereunder, including applicable rules of FINRA.

SECTION 3. STATE BLUE SKY QUALIFICATION

(a) The Funds will be responsible for ensuring that any notices or filings are made that are necessary for the purposes of achieving an exemption from registration of their Shares under the Blue Sky Laws as may be applicable in connection with the transactions contemplated by this Agreement, including the filing of documents with the Securities and Exchange Commission (the “SEC”) and relevant states. The Funds will furnish any required consent to service of process in connection therewith.

(b) The Funds or the Investment Adviser shall advise Distributor from time to time concerning the states and other jurisdictions in which solicitations for the sale of Shares of a Fund by or on behalf of such Fund may be made under the applicable Blue Sky Laws. Upon request by Distributor, the applicable Fund or the Investment Adviser shall provide evidence of qualification of Shares in each applicable state or jurisdiction.

SECTION 4. INDEPENDENT AGENT

In performing its duties hereunder, Distributor shall be regarded as an independent agent. Distributor may provide services similar to those provided under this Agreement for any other person or entity on such terms as may be arranged with such person or entity, and Distributor shall not be required to disclose to the Funds or the Investment Adviser any fact or thing that may come to the knowledge of Distributor in the course of so doing.

SECTION 5. CONFIDENTIALITY

Except as requested by a regulatory authority, required by law, or in order to facilitate a party’s compliance with applicable regulatory requirements (except to relevant Fund service providers, Financial Intermediaries, or customary in the ordinary course of business), each party undertakes to keep secure and confidential all information of a confidential nature relating to the business affairs or operations of the other party or the other party’s associates, customers, or business partners, that is disclosed pursuant to, or as a result of, this Agreement. This clause shall survive the termination of this Agreement.

SECTION 6. TERMINATION

(a) This Agreement shall become effective with respect to each Fund as of the effective date specified for such Fund in Appendix A. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the effective date. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by (i) the Board of such Fund or (ii) the vote of a majority of the outstanding voting securities of such Fund, in accordance with Section 15 of the 1940 Act.

(b) Notwithstanding the above, this Agreement may, on 60 days’ written notice, be terminated at any time with respect to any Fund, without the payment of any penalty, by the vote of a majority of the directors of such Fund who are not interested persons of such Fund, by a vote of a majority of the outstanding voting securities of such Fund, or by Distributor. This Agreement will automatically terminate in the event of its assignment. In interpreting the provisions of this Section 6, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of “interested person,” “assignment,” and “majority of the outstanding voting securities”) shall be applied as well as interpretations by the SEC or its staff from time to time.

SECTION 7. REPRESENTATIONS OF Distributor

Distributor represents and warrants to the Funds that:

(a) It is a corporation duly organized and existing and in good standing under the laws of the State of Maryland;

(b) It is empowered under applicable laws and by its organizational documents to enter into this Agreement and perform its duties under this Agreement;

(c) All requisite corporate actions have been taken to authorize it to enter into and perform this Agreement;

(d) It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement in accordance with industry standards;

(e) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Distributor, enforceable against Distributor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(f) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement; and

(g) It is registered under the 1934 Act with the SEC as a broker-dealer, and it is a member in good standing of FINRA.

SECTION 8. DUTIES AND REPRESENTATIONS OF THE FUNDs

(a) The Funds shall furnish to the Distributor copies of their Prospectuses and Statements of Additional Information and supplements or amendments thereto as requested, and shall otherwise cooperate with reasonable requests for documents or other information by Distributor in connection with their activities hereunder. The Funds shall make available to Distributor the number of copies of such materials as Distributor shall reasonably request. Each Fund recognizes and confirms that in performing the services contemplated by this Agreement, Distributor does not assume responsibility for the accuracy or completeness of the documents described herein.

(b) Each Fund represents and warrants to Distributor that:

(i) It is organized and existing and in good standing under the laws of the jurisdiction of its organization;

(ii) It is empowered under applicable laws and by its organizational documents to enter into and perform this Agreement;

(iii) All proceedings required by its organizational documents have been taken to authorize it to enter into and perform its duties under this Agreement;

(iv) Pursuant to its organizational documents, the Fund is authorized to issue an unlimited number of Shares in the Fund. The liability of each holder of Shares in the Fund for the losses, debts and obligations of the Fund, whether arising in contract, tort or otherwise, shall generally be limited to the holder’s capital contribution to the Fund;

(v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(vi) The Fund owns, possesses, licenses or has other rights to use all patents, patent applications, trademarks and service marks, trademark and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, “Intellectual Property”) necessary for or used in the conduct of the Fund’s business and for the offer, issuance, distribution and sale of the Shares in accordance with the terms of the Prospectus and Statement of Additional Information and this Agreement, and such Intellectual Property does not and will not breach or infringe the terms of any Intellectual Property owned, held or licensed by any third party.

(vii) Once the Fund informs the Distributor that the Shares have been registered under the Act; (a) the Fund will use its best efforts to take such actions as may be necessary from time to time to qualify the Shares in all jurisdictions and territories of the United States where such Shares are sold; (b) the Prospectus and Statement of Additional Information have been prepared in conformity with the requirements of the Act and the 1940 Act; (c) the Shares have been authorized for sale as contemplated by the Prospectus and Statement of Additional Information; (d) once payment is received, the Shares issued will conform to the description contained in the Prospectus and Statement of Additional Information as amended or supplemented; and (e) all statements of fact contained or to be contained in the Prospectus and Statement of Additional Information are or will be true and correct in all material respects at the time indicated and the Prospectus and Statement of Additional Information will not at any time include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares;

(viii) Upon reasonable request, the Fund will provide the Distributor with any information regarding Financial Intermediary fees paid directly by its transfer agent as well as any other information the Distributor may reasonably request in order to remain in compliance with all applicable laws, rules and regulations in connection with the offering of Fund Shares;

(ix) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted;

(x) The Fund has policies, procedures and internal controls in place that are reasonably designed to comply with anti-money laundering laws and regulations, including a customer identification program, and the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control;

(xi) The Fund is a closed-end investment company as defined in Section 5(a)(2) of the 1940 Act that makes periodic repurchase offers pursuant to Rule 23c-3(b) under the 1940 Act and offers its shares on a continuous basis pursuant to Rule 415(a)(1)(xi) under the Act; and

(xii) The Fund has adopted policies and procedures pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Fund (and relevant agents) shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent the unauthorized access to or use of, records and information relating to the Fund and the owners of the Shares.

 (c) Each Fund shall, at its expense, amend or supplement its Prospectus or Statement of Additional Information if, at any time, an amendment or supplement is necessary to comply with applicable laws, or is necessary to correct any materially untrue statement in its Prospectus or Statement of Additional Information or to eliminate any material omission therein or any omission therein which makes any of the statements therein materially misleading. Each Fund shall notify Distributor promptly (i) upon discovery of any untrue statement of a material fact in its Prospectus or Statement of Additional Information or an omission to state therein a material fact required or necessary to make the statements therein not misleading, and/or (ii) of the occurrence of any event or change in circumstances, of which such Fund is aware or should be aware, that results in its Prospectus or Statement of Additional Information containing an untrue statement of a material fact or omitting to state therein a material fact required or necessary to make the statements therein not misleading. Each Fund shall not amend its Prospectus or Statement of Additional Information without giving Distributor notice reasonably in advance of its effectiveness; provided, however, that nothing contained in this Agreement shall, in any way limit the Funds’ right to amend their Prospectuses and Statements of Additional Information as the Funds may deem advisable.

(d) Each Fund shall advise Distributor promptly: (i) of any request by the SEC or any state securities examiner for amendments to its Prospectus or Statement of Additional Information or for additional information related to such Fund; (ii) in the event of the issuance by the SEC or any state securities examiner of any stop order suspending the use of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the happening of any material event, of which such Fund is aware or should be aware, that makes untrue any statement made in such Fund’s then current Prospectus or Statement of Additional Information or which requires the making of a change in such document(s) in order to make the statements therein not misleading; (iv) of all action of the SEC or any state securities examiner with respect to any amendments to the Registration Statement; and (v) if legally permissible, any litigation or written threat of litigation of which such Fund is aware by any person relating to the offering of Shares.

(e) Subject to the duties assigned to Distributor under this Agreement, the Funds shall bear full responsibility for conducting their operations and affairs (including the preparation of those Funds’ governing documents, the Registration Statements, the Subscription Applications, and all Related Offering Materials) in compliance with applicable laws, including (i) the 1940 Act, and rules thereunder, (ii) any relevant provisions of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and the rules thereunder, and (iii) other applicable laws, rules, and exemptions, such as (if applicable) Rule 4.5 under the Commodity Exchange Act, as amended. All restrictions relevant to the offering of Shares as may be necessary or appropriate in light of the foregoing at any time shall be set forth in the most recent versions of the Prospectus and Statement of Additional Information provided to Distributor by the Funds.

(f) Except as otherwise expressly provided in this Agreement, Distributor shall be under no duty to comply with or take any action as a result of any amendment to the Funds’ governing documents, the Prospectuses or Statements of Additional Information, any Related Offering Materials or any Funds’ policy. No such amendment that is materially adverse to or imposes materially different or additional duties upon the Distributor may be made unless Distributor expressly consents thereto in advance in writing. The Funds will submit to Distributor for approval prior to use, their Prospectuses and Statements of Additional Information, any amendment or supplement thereto, and any other Related Offering Materials or documents distributed to Funds‘ investors or potential investors (whether as part of a private placement or public distribution) in which Distributor is mentioned.

SECTION 9. [RESERVED]

SECTION 10. STANDARD OF CARE

(a) Distributor shall be under no duty to take any action under this Agreement except as specifically set forth herein or as may be specifically agreed to by Distributor in a written amendment to this Agreement.

(b) Neither Distributor nor any other Distributor Indemnitee (as defined in Section 11) shall be liable for any action taken or for any failure to take an action based on reasonable reliance upon:

(i) the written instructions of any Funds (including any officer of a Fund), or of counsel to a Fund; for purposes of this clause, procedures adopted by Distributor related to the implementation by Distributor of its obligations hereunder and the other activities contemplated to be taken by Distributor hereunder (acting individually or through its registered representatives) that have been reviewed and approved by a Fund or counsel to a Fund shall be deemed to be written instructions of that Fund or counsel to that Fund;

(ii) any written instruction or certified copy of any resolution of the Board of directors, trustees or managers of the Investment Adviser or any Fund, and Distributor may rely upon the genuineness of any such document or copy thereof reasonably believed by Distributor to have been validly executed; or

(iii) any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed by Distributor to be genuine and to have been signed or presented by the Investment Adviser or any Fund or other proper party or parties, and Distributor shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which Distributor reasonably believes to be genuine.

(c) Notwithstanding anything in this Agreement to the contrary, Distributor shall be liable to the Funds and any of the Funds’ shareholders only for any damages arising out of Distributor’s failure to perform its duties under this Agreement to the extent such damages were caused by Distributor’s willful misfeasance, negligence or reckless disregard in the performance of such duties.

(d) Distributor shall not be liable for the delays or errors of other service providers to the Funds, including the failure by any such service provider to provide information to Distributor when they have a duty to do so (irrespective of whether that duty is owed specifically to Distributor or a third party).

SECTION 11. INDEMNIFICATION

(a) Notwithstanding anything in this Agreement to the contrary, Distributor shall not be responsible for, and the Funds will indemnify, defend and hold Distributor, its employees, agents, directors, representatives, and officers and any person who controls Distributor within the meaning of Section 15 of the Act or Section 20 of the 1934 Act (the ”Distributor Indemnitees”) free and harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities and any reasonable counsel fees incurred in connection therewith) that any Distributor Indemnitee may incur, under the Act, the 1940 Act, the 1934 Act or under common law or otherwise, arising out of or based upon (collectively, “Distributor Claims”):

(i) any material action (or omission to act) of Distributor or its agents taken in connection with this Agreement; provided that such action (or omission to act) is taken without willful misfeasance, negligence or reckless disregard by Distributor of its duties and obligations under this Agreement;

(ii) any untrue or alleged untrue statement of a material fact contained in a Prospectus, Statement of Additional Information, or Related Offering Materials or any omission or alleged omission to state a material fact required to be stated in a Prospectus, Statement of Additional Information, or Related Offering Materials, necessary to make the statements in any of the Prospectuses, Statements of Additional Information or Related Offering Materials not misleading, unless such statement (or omission) was made in reliance upon, and in conformity with, information furnished in writing to a Fund or the Investment Adviser for use in such Fund’s Prospectus, Statement of Additional Information, or Related Offering Materials by or on behalf of Distributor;

(iii) any material breach of the agreements, representations, warranties and covenants by a Fund in this Agreement;

(iv) the reliance on or use by Distributor or its agents or subcontractors of information, records, documents or services which have been prepared, maintained or performed by a Fund or the Investment Adviser;

(v) is the result of a claim brought by a Financial Intermediary provided that the

Distributor has not acted with willful misfeasance, bad faith, or negligence with respect to its duties hereunder or in any Selling Agreement; or

(vi) any wrongful act by a Fund, its agents, service providers (other than the Distributor), as well as its directors, officers, employees, or other representatives.

(b) Each Fund shall be entitled to participate, at its own expense, in the defense, or, if such Fund, so elects, to assume the defense of any suit brought to enforce any Distributor Claim, but, if such Fund elects to assume the defense, such defense shall be conducted by legal counsel chosen by such Fund and approved by the Distributor and the Distributor Indemnitees, which approval shall not be unreasonably withheld. In the event that such Fund elects to assume the defense of any Distributor Claim and retain such legal counsel, the Distributor Indemnitees shall bear the fees and expenses of any additional legal counsel retained by them. If such Fund does not elect to assume the defense of any such Distributor Claim, or in case the Distributor Indemnitee(s) does not, in the exercise of reasonable judgment, approve of counsel chosen by such Funds or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both such Fund and the Distributor Indemnitee(s), such Fund will reimburse the Distributor Indemnitee(s) in such suit for the reasonable fees and expenses of any legal counsel retained by them. Each Fund agrees to promptly notify Distributor of the commencement of any litigation or proceedings against the Distributor Indemnitee(s) in connection with the issue or sale of any Shares.

In no case (i) is any Fund’s indemnity in favor of the Distributor, or any Distributor Indemnitee to be deemed to protect the Distributor or such indemnified person against any liability to which the Distributor Indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations and duties under this Agreement, or (ii) is any Fund to be liable under its indemnity agreement contained in this Section with respect to any claim made against a Distributor Indemnitee, unless Distributor notifies such Fund in writing of the Distributor Claim within a reasonable time after the summons or other first written notification giving information of the nature of the Distributor Claim is served upon the Distributor Indemnitee; provided, however, that failure to notify such Fund of any such claim shall not relieve such Fund from any liability which such Fund may have to Distributor or any Distributor Indemnitee except to the extent that such Fund’s ability to defend such action has been materially adversely affected by the failure to provide notice.

(c) Notwithstanding anything in this Agreement to the contrary, each Fund shall not be responsible for, and Distributor will indemnify, defend, and hold such Fund and each of its respective managers, officers, employees, representatives, and any person who controls or previously controlled such Fund within the meaning of Section 15 of the Act (collectively, “Fund Indemnitees”), free and harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities and any reasonable counsel fees incurred in connection therewith) that any Funds’ Indemnitee may incur, under the Act, the 1940 Act, the 1934 Act or under common law or otherwise, but only to the extent that such claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses result from, arise out of or are based upon (collectively, “Fund Claims”):

(i) any material action (or omission to act) of Distributor or its agents taken in connection with this Agreement; provided that such action (or omission to act) is the result of willful misfeasance, negligence or reckless disregard by Distributor of its duties and obligations under this Agreement;

(ii) any untrue or alleged untrue statement of a material fact contained in a Prospectus, Statement of Additional Information, or Related Offering Materials or any omission or alleged omission to state a material fact required to be stated in a Prospectus, Statement of Additional Information, or Related Offering Materials or necessary to make the statements in any of the Prospectuses, Statements of Additional Information, or Related Offering Materials not misleading, if such statement (or omission) was made in reliance upon, and in conformity with, information furnished to a Fund in writing by or on behalf of Distributor for use in such Fund’s Prospectus, Statement of Additional Information, or Related Offering Materials; or

(iii) any material breach of the agreements, representations, warranties and covenants by Distributor in this Agreement.

(d) Distributor shall be entitled to participate, at its own expense, in the defense, or, if Distributor so elects, to assume the defense of any suit brought to enforce any Funds’ Claim, but, if Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by Distributor and approved by such Fund and such Fund Indemnitees, which approval shall not be unreasonably withheld. In the event that Distributor elects to assume the defense of any Funds’ Claim and retain such legal counsel, such Fund and such Fund Indemnitees in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If Distributor does not elect to assume the defense of any Funds’ Claim, or in case such Fund Indemnitee(s) does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Distributor and such Fund’s Indemnitee(s), Distributor will reimburse such Fund Indemnitee(s) in such suit for the reasonable fees and expenses of any legal counsel retained by them. Distributor agrees to promptly notify each Fund of the commencement of any litigation or proceedings against such Fund Indemnitee(s) in connection with the issue or sale of any Shares.

In no case (i) is the Distributor’s indemnity in favor of any Fund, or any Fund Indemnitee to be deemed to protect such Fund or such indemnified person against any liability to which such Fund Indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this Section with respect to any claim made against a Fund Indemnitee, unless such Fund notifies the Distributor in writing of its Fund Claims within a reasonable time after the summons or other first written notification giving information of the nature of its Fund Claims is served upon such Fund Indemnitee; provided, however, that failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which the Distributor may have to any Fund or any Fund Indemnitee except to the extent that the ability of the Distributor to defend such action has been materially adversely affected by the failure to provide notice.

(e) Each Fund acknowledges and agrees that certain large and significant Financial Intermediaries, require that Distributor enter into Selling Agreements that contain certain representations, undertakings and indemnification that are not included in the Standard Selling Agreement or which (i) place responsibilities and obligations on the Distributor beyond those contained in this Agreement or (ii) require the Distributor to make representations and warranties about such Fund, or its other service providers, that are not given to Distributor under this Agreement (each, a “Non-Standard Dealer Agreement”).

(f) To the extent that Distributor is requested or required by a Fund, or Investment Adviser, to enter into any Non-Standard Dealer Agreement, the Fund shall indemnify, defend and hold the Distributor Indemnitees free and harmless from and against any and all losses that any Distributor Indemnitee may incur arising out of or relating to: (i) Distributor’s actions or failures to act pursuant to any Non-Standard Dealer Agreement; (ii) any representations made by Distributor in any Non-Standard Dealer Agreement to the extent that Distributor is not required to make such representations in the Standard Selling Agreement or is required to make additional representations or warranties about the Fund or its Shares beyond those given to Distributor by Fund in this Agreement; or (iii) any indemnification provided by Distributor under a Non-Standard Dealer Agreement to the extent that such indemnification is beyond the indemnification currently provided by the Fund to Distributor under this Agreement. In no event shall anything contained herein be so construed as to protect the Distributor Indemnitees against any liability to the Fund or its shareholders to which the Distributor Indemnitees would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of Distributor’s obligations or duties under this Agreement.

(g) The provisions of this Section and the parties’ representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Distributor Indemnitee or any Fund Indemnitee and shall survive the sale and repurchase of any Shares made pursuant to subscriptions obtained by Distributor and the termination of this Agreement. The indemnification provisions of this Section will inure exclusively to the benefit of each person that may be a Distributor Indemnitee or any Fund Indemnitee at any time and their respective successors and assigns (it being intended that such persons be deemed to be third party beneficiaries under this Agreement).

(h) Each party agrees promptly to notify the other party of the commencement of any litigation or proceeding of which it becomes aware arising out of or in any way connected with the issuance or sale of Shares.

(i) Nothing contained herein shall require any Fund to take any action contrary to any provision of its Prospectus, Statement of Additional Information, or any applicable statute or regulation or shall require Distributor to take any action contrary to any provision of its governing documents or any applicable statute or regulation; provided, however, that neither such Fund nor Distributor may amend its Prospectus, Statement of Additional Information, or Related Offering Materials or its respective governing documents in any manner that would result in a violation of a representation or warranty made in this Agreement.

(j) No party hereto shall be liable for any consequential, special or indirect losses or damages suffered by another party hereto, whether or not the likelihood of such losses or damages was known by the party.

SECTION 12. COMPENSATION AND EXPENSES

(a) Each Fund will pay, or will cause to be paid, all costs and expenses relating to: (i) the preparation and photocopying or printing of the Fund’s own Prospectus and Statement of Additional Information, and all amendments and supplements thereto, and Related Offering Materials; (ii) the registration and qualification of Shares for offer and sale under the Act, the 1940 Act, and under all relevant Blue Sky Laws; (iii) the furnishing to Distributor of copies of the Fund’s own Prospectus and Statement of Additional Information and all amendments or supplements thereto and of Related Offering Materials and other documents reasonably requested by Distributor, in such quantities as may be reasonably requested by Distributor, including costs of shipping and mailing; (iv) fees and disbursements of the Fund’s own counsel in connection with the Fund’s own organization and maintenance and the transactions contemplated by this Agreement; (v) all fees listed on Appendix B in connection with the relevant classes listed therein; and (vi) all other of the Fund’s own expenses which are not the express obligations of Distributor as set forth in this Agreement.

(b) As between Distributor and each Fund, Distributor shall be responsible for all expenses relating to its broker-dealer qualification.

SECTION 13. MISCELLANEOUS

(a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties hereto.

(b) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Maryland, without giving effect to the conflicts of laws principles and rules thereof.

(c) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

(d) The liability and obligation of each Fund under or in connection with this Agreement is several (and not joint), whether or not so stated elsewhere.

(e) This Agreement may be executed in any number of counterparts, including facsimile copies thereof or electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by all parties, and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

(g) Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(h) Any notice required or permitted to be given hereunder by any party to the other parties shall be deemed sufficiently given if in writing and personally delivered or sent by, facsimile or registered, certified or overnight mail, postage prepaid, addressed by the party giving such notice to the other party at the address furnished below unless and until changed by Distributor or a Fund. Notice shall be given to each party at the following addresses:

If to Distributor:

T. Rowe Price Investment Services, Inc.

4515 Painters Mill Road

Owings Mills, MD 21117

Attn: Legal Department

Email: legal-us_intermediary_distribution_team@troweprice.com

If to the Funds:

T. Rowe Price Funds

c/o T. Rowe Price Associates, Inc.

1307 Point St

Baltimore, MD 21231

Email: vicki.booth@troweprice.com

(i) Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability.

(j) The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Funds. If required under the 1940 Act, any such amendment must be approved by each Fund’s Board, including a majority of the Fund’s Board who are not interested persons, as such term is defined in the 1940 Act. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

(k) No party to this Agreement shall be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, pandemic, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, acts of terrorism, riots or failure of the mails or any transportation medium, communication system or power supply; provided, however, that in each specific case such circumstance shall be beyond the reasonable control of the party seeking to apply this force majeure clause.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first written above.

Each Fund listed in Appendix A:

By: ___________________________________

Name: _________________________________

Date: __________________________________

Distributor:

T. Rowe Price Investment Services, Inc.

By: ___________________________________

Name: _________________________________

Date: __________________________________

APPENDIX A

Fund Name	Effective Date
T. ROWE PRICE GOLDMAN SACHS PRIVATE MARKETS FUND (TPRIV)	June 29, 2026
T. ROWE PRICE GOLDMAN SACHS ALL EQUITY ACCESS FUND (TEQT)	TBD

Appendix B

Compensation

The following rates and breakpoints apply to each Fund:

Share Class	Amount Purchased	Sales Load as a % of Offering Price	Sales Load as a % of Amount Invested	Distribution and Servicing Fee Rate *
Class A	$2,500 minimum			0.75%
	Under $250,000	3.50%	3.63%
	$250,000-$499,999	2.50%	2.56%
	$500,000-$999,999	1.50%	1.52%
	$1,000,000 and above	1.00%	1.01%

Class D	$2,500 minimum			0.25%
	Under $250,000	1.50%	1.52%
	$250,000-$499,999	1.00%	1.01%
	$500,000-$999,999	0.75%	0.76%
	$1,000,000 and above	0.50%	0.50%

Class I	$1,000,000 minimum	N/A	N/A	N/A

* Annualized rate

Distribution and Shareholder Services Fees

Each Fund will pay to the Distributor the distribution and servicing fees listed above in connection with investments in applicable Fund Shares. The Distributor will reallow all or a portion of the fees listed above to the relevant Financial Intermediary who has facilitated the relevant investment(s). Alternatively, in Distributor’s discretion, the Funds' transfer agent may directly make such payments to Financial Intermediaries at the direction of the Distributor. In no event will the Distributor be liable for the payment of any Distribution and Shareholder Services Fees listed above, to any Financial Intermediary, unless and until it has first received such fees from the applicable Fund.

Distributor Fees

The Funds will not pay to the Distributor any fees with respect to any purchases of any Funds' Shares except for the Distribution and Shareholder Services Fees described above in this Appendix B and the reimbursement of any expenses as described in this Agreement.

Sales Loads

The Distributor is authorized to enter into arrangements that allow a Financial Intermediary to charge a transaction or other fee, including upfront, deferred, and contingent-deferred sales loads, placement fees, or brokerage commissions, on sales of Shares, to the extent the Prospectus and Statement of Additional Information discloses that such transaction or other fees may be charged for the relevant class of Shares.